EXHIBIT 16




     Schedule for Computation of Performance Quotations

The Rightime Government Securities Fund

     Yield Calculation of 4.37%

     a     =               103,597.64
     b     =               30,246.48
     c      =               1,489,808.062
     d     =               13.64

Average Annual Total Return for each Series:

                        One Year     Five Year     Ten Year     Inception
                       ----------   ----------    ----------   -----------
The Rightime Fund
         P                1000         1000          1000         1000
         T                23.38%       13.51%        11.51%       11.74%
         n                1            5             10           10.13
         ERV              $1233.82     $1,884.93     $2,973.92    $3,077.49

The Rightime Government Securities Fund
         P                1000         1000          N/A          1000
         T                1.00%        4.93%         N/A          4.76%
         n                1            5             N/A          8.83
         ERV              $1010.02     $1,272.24     N/A          $1,507.70

The Rightime Blue Chip Fund
         P                1000         1000          N/A          1000
         T                16.50%       11.11%        N/A          8.94%
         n                1            5             N/A          8.28
         ERV              $1164.97     $1,693.56     N/A          $2,031.98

The Rightime Social Awareness Fund
         P                1000         1000          N/A          1000
         T                16.87%       10.84%        N/A          7.31%
         n                1            5             N/A          5.67
         ERV              $1168.65     1,673.37      N/A          $1,491.67

The Rightime MidCap Fund
         P                1000         N/A           N/A          1000
         T                14.36%       N/A           N/A          9.65%
         n                1            N/A           N/A          3.97%
         ERV              $1143.60     N/A           N/A          $1,441.63